Exhibit 5.1

Avocats à la Cour de Paris Solicitors of the Supreme Court of England and Wales	25 rue de Marignan 75008 Paris Telephone (33) 1 56 43 56 43 Facsimile (33) 1 43 59 41 96 Palais J 030

The Issuers
c/o Compagnie Générale de Géophysique
Tour Maine-Montparnasse
33, avenue du Maine
B.P. 191
75755 Paris Cedex 15
France

July 13, 2005

Our Ref	TNO/LUR

Dear Sirs,

Compagnie Générale de Géophysique (the “Company”)
U.S.$165,000,000 7 1/2% Senior Notes due 2015 (the “New Notes”)
Guaranteed (the “New Guarantees”) by Sercel Inc., Sercel Canada Ltd., Sercel Australia Pty Ltd, CGG Americas, Inc., CGG Canada Services Ltd. and CGG Marine Resources Norge A/S (the “Guarantors” and together with the Company, the “Issuers”)

1	We have acted as special United States counsel to the Company in connection with the registration of the New Notes and the New Guarantees under the U.S. Securities Act of 1933 (the “Securities Act”) and the proposed offer by the Issuers to exchange the New Notes and the New Guarantees for U.S.$165,000,000 aggregate principal amount of the Company’s 7 1/2% Senior Notes due 2015 (the “Original Notes”) and the Guarantors’ guarantees thereof (the “Original Guarantees”), each of which was originally issued on April 28, 2005.

2	This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or any other jurisdiction.

2.1	We also are delivering to you an opinion dated the date hereof with respect to certain matters of French law. We have relied on such opinion, filed as Exhibit 5.1 to the registration statement relating to the New Notes and the New Guarantees (the “Registration Statement”), with respect to the opinions set forth herein insofar as they may be affected by matters of French law and, insofar as the opinions set forth herein may be affected by matters of French law, they are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion.

2.2	With respect to all matters of the law of the State of Texas, we have relied without independent investigation upon the opinion, dated July 13, 2005, of Andrews Kurth LLP,

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special Texas counsel to CGG Americas Inc., filed as Exhibit 5.3 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of the State of Texas, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Andrews Kurth LLP.

2.3	With respect to all matters of the law of the Province of Alberta, Canada, we have relied without independent investigation upon the opinion dated July 13, 2005, of Osler, Hoskin & Harcourt LLP, special Alberta, Canada counsel to CGG Canada Services Ltd., filed as Exhibit 5.4 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of the Province of Alberta, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Osler, Hoskin & Harcourt LLP.

2.4	With respect to all matters of the law of Norway, we have relied without independent investigation upon the opinion dated July 13, 2005, of Wiersholm, Mellbye & Bech, special Norwegian counsel to CGG Marine Resources Norge A/S, filed as Exhibit 5.5 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of Norway, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Wiersholm, Mellbye & Bech.

2.5	With respect to all matters of the law of the State of Oklahoma, we have relied without independent investigation upon the opinion dated July 13, 2005, of Gable & Gotwals, special Oklahoma counsel to Sercel Inc., filed as Exhibit 5.6 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of the State of Oklahoma, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Gable & Gotwals.

2.6	With respect to all matters of the law of the Province of New Brunswick, Canada, we have relied without independent investigation upon the opinion dated July 13, 2005, of McInnes Cooper, special New Brunswick, Canada counsel to Sercel Canada Ltd., filed as Exhibit 5.7 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of the Province of New Brunswick, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of McInnes Cooper.

2.7	With respect to all matters of the law of New South Wales, Australia, we have relied without independent investigation upon the opinion dated July 13, 2005, of Mallesons Stephen Jaques, special New South Wales, Australia counsel to Sercel Australia Pty Ltd., filed as Exhibit 5.8 to the Registration Statement, and our opinions set forth herein, insofar as they may be affected by matters of the law of New South Wales, are subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mallesons Stephen Jaques.

3	For the purpose of this opinion, we have examined the Registration Rights Agreement dated April 28, 2005 (the “Registration Rights Agreement”), the Indenture, dated as of April 28, 2005, between the Issuers and JPMorgan Chase Bank, National Association, (the “Trustee”), as Trustee (the “Indenture”), the forms of the New Notes and the notation of New Guarantees, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate.

4	In our opinion, when the Registration Statement has become effective under the Securities Act and the terms of the New Notes and the New Guarantees and of their issuance have been duly established in conformity with the Indenture, and the New Notes and the New Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and duly issued and delivered in exchange for the Original Notes and Original Guarantees in accordance with the terms of the Indenture and the Registration Rights Agreement, the New Notes and the New Guarantees will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5	In connection with our opinion set forth in paragraph 4 above, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, an assumption that we have not independently verified.

6	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

Linklaters